UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2012

A123 SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34463	04-3583876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A123 Systems, Inc. 200 West Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 778-5700

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Amendment to DIP Loan Agreement

As previously disclosed, on October 16, 2012, A123 Systems, Inc. (the “Company”) received a commitment from Johnson Controls, Inc. (“JCI”) for $72.5 million in debtor in possession financing (the “DIP Loan Agreement”) to support the Company’s continued operations during the pendency of the bankruptcy process commenced on the same date.  On October 30, 2012, the Company and JCI amended the provisions of the DIP Loan Agreement relating to the maturity date of the loan.  As amended, the DIP Loan Agreement matures the earliest of:

•                  November 8, 2012, unless the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) has entered a final order approving the DIP Loan Agreement and the bidding procedures previously disclosed (the “Sales Procedures Order”);

•                  the date the sale discussed below is complete;

•                  34 days after October 16, 2012 if an auction related to the purchase of the Company’s assets (the “Auction”) has not commenced by such date;

•                  36 days after October 16, 2012 if the Auction has not been completed by such date;

•                  41 days after October 16, 2012 if an order approving the sale discussed below has not been approved by such date; and

•                  December 31, 2012.

The amendment extending the earliest date for the maturity of the DIP Loan Agreement was necessary because the hearing regarding the Bankruptcy Court’s approval of the final orders with respect to the DIP Loan Agreement and the Sales Procedures Order was postponed from October 30, 2012 to November 5, 2012 as a result of the closure of the US Bankruptcy Court due to the effects of Hurricane Sandy.

Amendment to Asset Purchase Agreement

As previously disclosed, on October 16, 2012, the Company and its subsidiaries, A123 Securities Corporation and Grid Storage Holdings LLC, entered into an asset purchase agreement (the “Asset Purchase Agreement”) with JCI, pursuant to which JCI agreed to acquire the Company’s automotive business assets and certain liabilities, including all of its automotive technology, certain products and customer contracts, its facilities in Livonia and Romulus, Michigan and the Company’s equity interest in Shanghai Advanced Traction Battery Systems Co., the Company’s joint venture with Shanghai Automotive, for an aggregate purchase price of $116 million.  Additionally, pursuant to the Asset Purchase Agreement, the Company has granted JCI the option to acquire its cathode powder manufacturing facilities in China for an additional purchase price of $9 million.  The Asset Purchase Agreement and anticipated related agreements contemplate that JCI will license back to the Company certain technology and intellectual property for use in the Company’s grid, commercial and government businesses, on an exclusive basis.  The Asset Purchase Agreement is subject to Bankruptcy Court  approval.  On October 30, 2012, the Company and JCI entered into an amendment to the Asset Purchase Agreement (the “Amendment”).  The Amendment provides that JCI may terminate the Asset Purchase Agreement due to the failure of the Bankruptcy Court to enter the Sales Procedure Order only if the Sale Procedures Order is not entered on or prior to November 5, 2012, rather than October 30, 2012.  This Amendment was also necessary to reflect the delayed proceedings in the Bankruptcy Court as a result of Hurricane Sandy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A123 SYSTEMS, INC.
(Registrant)

Date: November 1, 2012	By:	/s/ Eric J. Pyenson
		Name:	Eric J. Pyenson
		Title:	Vice President and General Counsel